                    As filed with the S.E.C. on May 8, 1998


                                                      Registration No. 33-27866
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549

                                  ________________

                         Post-Effective Amendment No. 2 to
                                      FORM S-8

                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                                  ________________

                                  AMR CORPORATION
               (Exact name of registrant as specified in its charter)

                     DELAWARE                       75-1825172
          (State or other jurisdiction of       (I.R.S. Employer
           incorporation or organization)       Identification No.)


                             4333 AMON CARTER BOULEVARD
                              FORT WORTH, TEXAS 76155
                      (Address of Principal Executive Offices
                                including Zip Code)


                                  AMR CORPORATION
                     1988 LONG TERM INCENTIVE PLAN, AS AMENDED
                              (Full title of the Plan)


                               ANNE H. MCNAMARA, ESQ.
                     SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                  AMR CORPORATION
                             4333 AMON CARTER BOULEVARD
                              FORT WORTH, TEXAS 76155
                                   (817) 963-1234
             (Name, address and telephone number of agent for service)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                          CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------

                                                 Proposed
                                    Proposed     maximum
Title of                            maximum      aggregate   Amount of
securities to        Amount to be   offering     offering    registration
be registered        registered     price unit   price       fee
-------------------------------------------------------------------------------
Common Stock,        6,000,000(1)   (2)          None (3)    None (3)
par value
$1.00 per share

-------------------------------------------------------------------------------
     (1) Consists of shares of Common Stock. The number of shares specified in Form S-8 Registration Statement No. 33-27866 shall be adjusted by the reason of any subsequent increase or decrease in the number of shares of Common Stock occurring at any time due to a stock split, stock dividend, recapitalization or other capital adjustments or contribution of capital or other assets to the registrant.

     (2)  Not applicable.

     (3)  No registration fee required.

                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 33-27866) and the Post-Effective Amendment No. 1 thereto are hereby incorporated by reference in this Registration Statement.

                The following additional information supplements and/or supersedes the information appearing in Registration No. 33-27866:

Item 4.    Description of Securities

                Not applicable.

Item 5.    Interests of Named Experts and Counsel

                None.

Item 6.    Indemnification of Directors and Officers

                The Delaware General Corporation Law (the "Delaware Law") permits a Delaware corporation to include a provision in its Certificate of Incorporation, and the Company's Certificate of Incorporation so provides, eliminating or limiting the personal liability of a director to a corporation or its stockholders for monetary damages for breach of fiduciary duty as director, provided that such provision may not eliminate or limit the liability of a director (I) for any such of the director's duty of loyalty to the corporation or its stockholders, (II) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (III) under
Section 174 of the Delaware Law which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions or (IV) for any transaction from which the director derives an improper personal benefit.

                Under Delaware Law and the Company's Certificate of Incorporation, directors and officers may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In derivative actions, indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and, in the event such person shall have been adjudged to be liable to the corporation, only to the extent that a proper court shall have determined that such person is fairly and reasonably entitled to indemnity for such expenses.

                The Company's officers and directors are also insured against claims arising out of the performance of their duties in the aforementioned capacities.

Item 7.    Exemption from Registration Claimed

                Not applicable.

Item 8.    Exhibits

                The following additional exhibit is provided pursuant to
Item 8:


                                 INDEX TO EXHIBITS



Exhibit No.      Description of Exhibit
-----------      ----------------------
  24.1           Additional Powers of Attorney (filed herewith).

                                     SIGNATURES


                THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 33-27866 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas on the 8th day of May, 1998.


                                       AMR CORPORATION



                                       By: /s/  Anne H. McNamara
                                           ------------------------------------
                                                Anne H. McNamara
                                                Senior Vice President and
                                                General Counsel


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

 Signatures                 Title                  Date
 ----------                 -----                  ----

            *               Chairman of the        April 15, 1998
--------------------------- Board, President and
 Robert L. Crandall         Chief Executive
                            Officer;  (Principal
                            Executive Officer)


            *               Senior Vice President  April 15, 1998
--------------------------- and Chief Financial
 Gerard J. Arpey            Officer (Principal
                            Financial and
                            Accounting Officer)

            *               Director               April 15, 1998
---------------------------
 David L. Boren

            *               Director               April 15, 1998
---------------------------
 Edward A. Brennan

            *               Director               April 15, 1998
---------------------------
 Armando M. Codina

            *               Director               April 28, 1998
---------------------------
 Charles T. Fisher, III

            *               Director               April 15, 1998
---------------------------
 Earl G. Graves

            *               Director               April 15, 1998
---------------------------
 Dee J. Kelly

            *               Director               April 15, 1998
---------------------------
 Ann D. McLaughlin

            *               Director               April 15, 1998
---------------------------
 Charles H. Pistor, Jr.


            *               Director               April 15, 1998
---------------------------
 Joe M. Rodgers

            *               Director               April 15, 1998
---------------------------
 Judith Rodin

            *               Director               April 15, 1998
---------------------------
 Maurice Segall

 * By: /s/ C. D. MarLett
---------------------------
           C. D. MarLett
           Attorney-in-Fact